Exhibit 99.1

Hi, this is Lisa Nichols.

As CEO of Motivating the Masses, I want to give you some information updating you on how the company's doing and what we're up to. Now, I'm going to give you some information and you may have more questions, you may have questions that arise based on this information that I give you. Please feel free to contact our offices. But we do want to update you on some things that are in our filings that you may or may not have read. They've already been reported, and then some new things that are occurring within the business. I have notes in front of me, so you may see me look down to the left or the right, but that's just so that I give you accurate and up to date information.

In May of 2017, we hired a new accounting firm, Marcum. We hired them to conduct our financial statement audits. If you want more information about the details of this, you can go to our 8-K filing that we did on May 4th, 2017.

In September of 2017, following a discussion with our current and our prior auditors, it was decided that our 2015 and our 2016 financials should be restated so that we can properly account for A. The potential for recession of certain common stock issuances, and B. For non cash charges associated with certain stock based compensation, relating to warrants and common stock. For more information on this, please go to the company's 8-K filings from September 25th of 2017.

Some updated information that hasn't yet been filed, or some updated information that you may not have access to yet, is that Marcum, our auditors, cannot audit our 2017 financials until it completes its audit on our 2015 and our 2016 financials. So, we're passed due on our filings with the SEC, and the stop sign has been placed on our stock. Which may impede your ability for now to deposit or trade your shares. The stop sign should be removed when we're up to date on our filings, which will be later this year, per our plans.

Now, I want to share with you some of the highlights, because while all of that's going on very real time in our finances, there's also another experience that's happening in our programs, and on the business side, which are exciting. We've grown in our social media platform, which is how we reach our customers, how we reach our clients. We've grown on our social media platforms from end to end. On our Facebook platform, we've grown 47% year over year. For our Instagram platform, we've grown 95% year over year. For our Facebook of our corporate, there's a Lisa Nichols Facebook, 47% growth, Facebook for Motivate the Masses, 629% growth. Our YouTube has done over 800% growth. Twitter, 23% growth, and our LinkedIn has been over 499% growth. So, super excited about that.

We also have experienced our largest and most successful Speak and Write event ever in 2017. We also currently for this year, we're on track to explode our numbers in attendance for Speak and Write. We're now doing two Speak and Writes, we've done that for the last three years, and we now have well over 550 people attending each Speak and Write live, and we have over 800 to 1,000 people attending each Speak and Write online, via livestream from over 60 different countries.

We've developed new partnerships to increase our brand awareness. One of these partners have resulted in the production of multiple viral videos. We've had over 24 million views on one video, over 47 million views on another video, over 11 million views on ... collectively, over 151 million views on less than six videos through out partners. I've done multiple appearances on the Dr. Phil Show, four to be exact, and we're in conversations about going back and doing appearances in his 17th season, which comes up in September.

We've been profiled in mass media magazines such as Essence, and Family Circle Magazine, which reaches over nine million people collectively. We've had a high engagement with corporate partners, like Eli Lilly, Bank of America, Home Depot, and Disney World. We're expanding our brand, we're entering into new relationships, we're now engaging corporate sponsors to be corporate partners at Speak and Write Live, which is going extremely, extremely well.

So we're growing our social media platform, we're growing our reach. We have consistent conversion online, with our first online program that we've done on strong marketing called Speak for Ultimate Impact and Profit, that program is now consistently generating six figures a month, automated. So, we have also made some significant movements to drive down our operational costs. One of the major pivots is, we've gone from having $140,000 plus annual rent expense, and we've driven that down significantly by taking the office virtual. So now our staff is working out of their homes, highly effective, and we meet on a weekly basis, or a biweekly basis even, for our meetings. By doing that we're saving the company over $140,000 in business.

We also have looked at our programs that are high revenue driven but not scalable. And we've now shifted those programs so that they're online driven, live support, so now they're scalable. So we've made some significant pivots in the business, and some significant progress in the business.

I just wanted to give you this information, open it up for a dialogue so that we let you what we're doing programmatically, as well as what's happening on the fiscal end. If you have any questions, please feel free to reach out to us at Scott@motivatingthemasses.com That's S-C-O-T-T@motivatingthemasses.com and we're happy to support you.

Take care, and thank you again for your support.